Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-127019, 333-112544, 333-112545, 333-112546, 333-112547, 333-107364, and 33-44881 on Form S-8 of our reports dated February 26, 2008, relating to the consolidated financial statements and financial statement schedule of Church & Dwight Co., Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standard No. 123(R) Share-Based Payment on January 1, 2006 and the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 on January 1, 2007) and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Church & Dwight Co., Inc. and subsidiaries for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 26, 2008